99.15

KonaRed Selected to Participate in
Kroger’s “Taste of Tomorrow”
Program

October 15, 2013. Kalaheo, HI - KonaRed Corporation (formerly TeamUpsport Inc.) (OTCBB: KRED) (OTCQB: KRED)
(“KonaRed” or the “Company”), the developers of KonaRed nutritional products made from Hawaiian-sourced Kona Coffee Fruit, announced today that its KonaRed Hawaiian Superfruit Antioxidant Juice will be featured in Kroger’s “Taste of Tomorrow” program, a platform for emerging beverage brands.  KonaRed will be introduced to the Kroger network during the month of October in King Soopers, a supermarket brand in the Rocky Mountains owned by The Kroger Company, whose other food chains include Ralphs, Dillons Food Stores, and Harris Teeter, among others. The announcement was made today by Mr. Shaun Roberts, CEO of KonaRed Corporation.

In the retail market for two years, KonaRed continues to be showcased as an innovative product, high in antioxidants and sourced from the red ripe coffee fruit grown in Kona, Hawaii.  The Kroger Company has recognized KonaRed Hawaiian Superfruit Antioxidant Juice as a leader in innovation.

Mr. Mathis Martines, Sr. Category Manager of Innovation at The Kroger Company, stated, “Coffee fruit is an untapped and  powerful source of antioxidants. It’s one of the most potent sources that exist.  We are pleased to be able to offer to our King Soopers’ shoppers the opportunity to try KonaRed, one of the pioneers in health and wellness beverages.”

In support of the launch in King Soopers and their Taste of Tomorrow initiative, KonaRed was featured at the 1st Annual King Soopers Health and Wellness Expo 2013 at the Colorado Convention Center on October 5, 2013. Katie Wolfram, Vice President of Merchandising, said, “The expo showcased King Soopers’ ongoing commitment to give customers the information they need to shop, eat and live healthier.” In addition to being featured at the expo in Colorado, KonaRed will also be sampling their Hawaiian Superfruit Antioxidant Juice at King Soopers locations in Denver and surrounding cities. CEO Shaun Roberts states, “We are extremely excited about being chosen for this ground breaking initiative by the leading grocer in the US. We are looking forward to educating consumers about the health benefits of our Hawaiian Coffee Fruit.”

About KonaRed Corporation

KonaRed Corporation is the business of bringing the health and wellness attributes of Hawaiian Coffee fruit to the masses. KonaRed Corporation has developed an innovative, state of the art, proprietary process that produces extracts and powdered Hawaiian Coffee Fruit. The company is headquartered in Kalaheo, Hawaii.

Learn more about the science behind coffee fruit and follow the healthy, Hawaiian active lifestyle by visiting www.konared.com. For additional information about the company and Investor Relations, please email invest@konared.com.

Notice Regarding Forward-Looking Statements

This news release contains “forward-looking statements.” Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, references to KonaRed’s endeavor being beneficial to consumers and shareholders alike. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing new products and operating as a development stage company, our ability to raise the additional funding we will need to continue to pursue our business and product development plans, competition in the industry in which we operate and market conditions. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law, including the securities laws of the United States. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents we file with the SEC, available at www.sec.gov .

On Behalf of the Board, Shaun Roberts, President and CEO KonaRed Corporation

Contact Information

Contact: KonaRed Corporation Investor Relations
Email: invest@konared.com
Website:  www.konared.com